Exhibit (g)(2)

                             ZURICH YIELDWISE FUNDS
                            222 South Riverside Plaza
                             Chicago, Illinois 60606






State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Re:    Zurich YieldWise Funds
       ----------------------

Gentlemen:

This is to advise you that Zurich YieldWise Funds (the "Fund") has established one (1) new series of shares to be known as Zurich YieldWise Money Fund. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated November 30, 1998 between the Fund and State Street Bank and Trust Company, the Fund hereby requests that you act as Custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.


                                            Zurich YieldWise Funds,



                                            By:      /s/ Mark Casady
                                                     ---------------------------
                                            Title:   President



Agreed to as of April 19, 1999.

State Street Bank and Trust Company,



By:      /s/ Ronald E. Logue
         --------------------------------
Title:   Vice Chairman